                                                                    Exhibit 4.12

                                RADIO ONE, INC.

                               Global Certificate

                    6 1/2% Convertible Preferred Securities
    Remarketable Term Income Deferrable Equity Securities (HIGH TIDES)(SM)
              (liquidation amount $1,000 per each HIGH TIDES(SM)) convertible into the class D common stock of Radio One, Inc.

          THIS HIGH TIDES (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS HIGH TIDES AND ANY CLASS D COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS HIGH TIDES IS HEREBY NOTIFIED THAT THE SELLER OF THIS HIGH TIDES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS HIGH TIDES AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS HIGH TIDES AND ANY CLASS D COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iii) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND
(B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS HIGH TIDES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN
(A) ABOVE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE
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COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DECLARATION REFERRED TO BELOW.



Certificate Number:  HT-001
                                     Number of Preferred Securities:     310,000
                                      Aggregate Liquidation Value:  $310,000,000

                                                       CUSIP Number: 75040P 50 4


                              Preferred Securities
                                       of
                                RADIO ONE, INC.

    Remarketable Term Income Deferrable Equity Securities (HIGH TIDES)(SM)*
                   (liquidation amount $1,000 per HIGH TIDE)

          Radio One, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), hereby certifies that Cede & Co. (the "Holder"), nominee for The Depository Trust Company, is the registered owner of preferred securities of the Company representing undivided beneficial interests in the assets of the Company designated the Remarketable Term Income Deferrable Equity Securities (HIGH TIDES)(SM)* (liquidation amount $1,000 per HIGH TIDE) (the "Preferred Securities").


------------------
/*/The terms Remarketable Term Income Deferrable Equity Securities (HIGH TIDES)(SM) and HIGH TIDES(SM) are registered servicemarks of Credit Suisse First Boston Corporation.

Subject to the restrictions set forth in the Certificate of Designations (as defined below), the Preferred Securities are transferable on the books and records of the Company, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations, dated as of July 13, 2000, as the same may be amended from time to time (the "Certificate of Designations"), including the designation of the terms of the Preferred Securities. Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

          Reference is hereby made to select provisions of the Preferred Securities set forth on the Attachment A hereto, which select provisions shall for all purposes have the same effect as if set forth at this place.

          Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

          Unless the Company's (or its authorized designee's) Certificate of Authentication hereon has been properly executed, these Preferred Securities shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has executed this certificate this 14/th/ day of July, 2000.

                                    RADIO ONE, INC.



                                    By:   /s/ Alfred C. Liggins
                                       ----------------------------------------
                                       Name: Alfred C. Liggins
                                       Title:   CEO & President



                                   By:   /s/ Linda J. Eckard
                                      ----------------------------------------
                                      Name:  Linda J. Eckard
                                      Title:    Assistant Secretary

                                RADIO ONE, INC.
                         CERTIFICATE OF AUTHENTICATION


          This is one of the Preferred Securities referred to in the within-mentioned Certificate of Designations.

Dated:  July 14, 2000

                                   RADIO ONE, INC.


                                   By:  /s/ Alfred C. Liggins
                                      -----------------------------------------
                                       Name: Alfred C. Liggins
                                       Title:  CEO & President

                                              Attachment A to Global Certificate
                                              ----------------------------------



                                RADIO ONE, INC.

                 Select Provisions of the Preferred Securities

          Dividends payable on each Preferred Security will accrue at the Applicable Rate applied to the stated liquidation amount of $1,000 per Preferred Security. The Applicable Rate will be 6 1/2% per annum (the "Initial Rate") from the date of original issuance of the Preferred Securities to but excluding the Reset Date, and the Term Rate from the Reset Date and thereafter. The Term Rate will be the rate established by the Remarketing Agent to be effective on the Reset Date. The Applicable Rate will be increased by 0.50% per annum during the continuation of a Registration Default. Dividends in arrears for more than one quarter will bear interest thereon compounded quarterly at the Applicable Rate (to the extent permitted by applicable law). The term "Dividends" as used herein includes such quarterly Dividends, and additional Dividends on quarterly Dividends not paid on the applicable Dividend Date, as applicable. A Dividend is payable only to the extent that payments are made in respect of the Preferred Securities, to the extent the Company has funds available therefor, and when and as declared by the Board of Directors of the Company. The amount of Dividends payable for any period will be computed for any full quarterly Dividend period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Dividend period for which Dividends are computed, Dividends will be computed on the basis of the actual number of days elapsed per 30-day month.

          Except as otherwise described below, Dividends on the Preferred Securities will be cumulative, will accrue from July 14, 2000 and will be payable quarterly in arrears on January 15, April 15, July 15 and October 15, of each year (except as provided below), commencing on October 15, 2000 to of record at the close of business on the fifteenth day of the month immediately preceding the applicable payment date. The Reset Date is any date (1) not later than July 15, 2005 (or, if such day is not a Business Day, the next succeeding Business Day), and (2) not earlier than 80 Business Days prior to July 15, 2005, as may be determined by the Remarketing Agent, in its sole discretion, for settlement of a successful remarketing. The fifteenth day of the month immediately preceding each Dividend Date is the record date for determining which holders of Preferred Securities shall be paid the Dividends, if any, payable on such Dividend Date. If the Reset Date is prior to the record date for the immediately following Dividend Date, then Dividends, if any, accrued from and after the Reset Date to but excluding the immediately following Dividend Date shall be paid
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on such Dividend Date to the person in whose name each Preferred Security is registered on the relevant record date. If the Reset Date is on or after the record date for the immediately following Dividend Date, then (1) Dividends, if any, accrued from and after the record date to but excluding the Reset Date shall be paid on the immediately following Dividend Date to the person in whose name each Preferred Security is registered on the relevant record date and (2) Dividends, if any, accrued from and after the Reset Date to but excluding the immediately following Dividend Date shall be paid on the second Dividend Date immediately following the Reset Date to the person in whose name each Preferred Security is registered on the relevant record date for such second Dividend Date.
          The Preferred Securities shall be redeemable as provided in the Certificate of Designations.

          The Preferred Securities shall be convertible into shares of Class D Common, in the manner and according to the terms set forth in the Certificate of Designations.

          Holders of restricted Preferred Securities shall have all the rights and obligations set forth in the Registration Rights Agreement.